12

                     OLD REPUBLIC INTERNATIONAL CORPORATION
                           EARNINGS PER SHARE EXHIBIT
                  (Amounts in millions, except per share data)
 -----------------------------------------------------------------------------------------------------------------


                                                                     Computation of Primary Earnings Per Share
                                                                 -------------------------------------------------
                                                                     Quarters Ended            Nine Months Ended
                                                                      September 30,              September 30,
                                                                 ----------------------     ----------------------
                                                                    1997        1996           1997        1996
                                                                 ----------  ----------     ----------  ----------
  Weighted average number of common shares outstanding                89.6        86.6           87.9        85.5

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                   3.4         6.8            5.4         6.8
       Stock Options                                                   1.1         0.7            0.9         0.7
                                                                 ----------  ----------     ----------  ----------
  Weighted average number of common and common equivalent shares      94.3        94.2           94.3        93.1
                                                                 ==========  ==========     ==========  ==========

  Net income for the period                                          $69.1       $61.7         $222.7      $167.7

  Less dividends applicable to appropriate Series of
       Redeemable and Convertible Preferred Stock                      ---         1.2            0.1         3.7
                                                                 ----------  ----------     ----------  ----------

  Adjusted net income                                                $69.0       $60.5         $222.5      $164.0
                                                                 ==========  ==========     ==========  ==========

  Primary earnings per share                                         $0.73       $0.64          $2.35       $1.76
                                                                 ==========  ==========     ==========  ==========

                                                                  Computation of Fully Diluted Earnings Per Share
                                                                 -------------------------------------------------
                                                                     Quarters Ended           Nine Months Ended
                                                                      September 30,              September 30,
                                                                 ----------------------     ----------------------
                                                                    1997        1996           1997        1996
                                                                 ----------  ----------     ----------  ----------
  Weighted average number of common shares outstanding                89.6        86.6           87.9        85.5

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                   3.6         7.0            5.6         7.0
       Convertible Subordinated Debentures                             ---         ---            ---         1.0
       Stock Options                                                   1.5         1.0            1.5         1.0
                                                                 ----------  ----------     ----------  ----------
  Weighted average number of common and common equivalent shares      94.8        94.6           95.0        94.6
                                                                 ==========  ==========     ==========  ==========

  Net income for the period                                          $69.1       $61.7         $222.7      $167.7

  Less dividends applicable to appropriate Series of
       Cumulative Preferred Stock                                      ---         1.1            ---         3.6
  Plus interest applicable to Convertible Debentures                   ---         ---            ---         0.4
                                                                 ----------  ----------     ----------  ----------

  Adjusted net income                                                $69.1       $60.5         $222.7      $164.6
                                                                 ==========  ==========     ==========  ==========

  Fully diluted earnings per share                                   $0.73       $0.64          $2.34       $1.74
                                                                 ==========  ==========     ==========  ==========